                                                                    Exhibit 99.1

               KROGER REPORTS EARNINGS OF $0.35 PER DILUTED SHARE,

                    BEFORE ONE-TIME ITEMS, FOR SECOND QUARTER

   Identical Food-Store Sales Show Continued Improvement, Driven by Investment in Strategic Growth Plan; Company Lowers Earnings Per Share Growth Estimate
                             for Fiscal 2002 to 5-7%

         CINCINNATI, OH, September 17, 2002 -- The Kroger Co. (NYSE: KR) today reported earnings of $0.35 per diluted share for the second quarter ended August 17, 2002. These results exclude restructuring charges and related items associated with the implementation of the previously announced Strategic Growth Plan, one-time items and an extraordinary item.

         On this basis, and adjusting prior-year results to eliminate goodwill amortization as required by FASB 142, earnings per diluted share for the second quarter of 2002 were flat compared to the year-ago period.

         During the quarter, Kroger incurred restructuring costs and related items, one-time items and an extraordinary item totaling $12.1 million after tax. Including these items, earnings for the second quarter of fiscal 2002 were $0.33 per diluted share, compared to $0.34 a year ago, adjusting for the elimination of goodwill.

         Total sales for the second quarter of fiscal 2002 increased 3.8% to $11.9 billion. Total food store sales rose 4.2%. Identical food store sales, including fuel, increased 0.8%. Identical food-store sales, excluding fuel, grew 0.2%. Comparable food store sales, which include relocations and expansions, rose 1.7% for the quarter. Comparable food-store sales excluding fuel rose 0.9%. Kroger estimates that its product cost deflation was negative 0.7% in the quarter.

         EBITDA (earnings before interest, taxes, depreciation, amortization, LIFO, extraordinary and one-time items) for the second quarter of 2002 totaled $826 million, a decrease of 1.3% from a year ago.

         "We are pleased by the sequential growth in Kroger's identical food-store sales, particularly in light of the deflation during the quarter. Our identical food-store sales showed continued improvement toward our goal of 2-3% growth above product cost inflation by the end of fiscal 2003," said Joseph A. Pichler, Kroger chairman and chief executive officer. "This sales improvement is a result of Kroger's Strategic Growth Plan. The execution of the Plan, however, resulted in a greater investment in certain markets than originally forecast, which adversely affected Kroger's earnings."

         In the second quarter:

         . FIFO gross profit margin decreased 83 basis points to 26.73% largely as a result of the investment in lower retail prices.
         . Operating, general and administrative costs, before one-time expenses, decreased 41 basis points to 18.55%. These results reflect Kroger's cost reduction and productivity initiatives. They were achieved despite higher health care benefit costs and credit card fees.
         . Net operating working capital totaled $292 million, a decrease of $138 million from the second quarter of fiscal 2001. Mr. Pichler said Kroger is continuing to make progress toward its goal of reducing net operating working capital by $500 million from the benchmark set in the third quarter of 1999.
         . Net total debt was $8.2 billion, an improvement of $260 million as compared to the second quarter of 2001. Net total debt improved to 2.15 times EBITDA, as compared to 2.30 times in the second quarter of 2001. This represents Kroger's lowest net total debt-to-EBITDA ratio since 1988. The Company continues to improve toward the goal of net total debt equal to 2.0 times EBITDA.
         . Kroger repurchased 17.2 million shares of common stock at an average price of $19.60 per share, for a total investment of $337 million. Since January 2000, Kroger has invested $1.8 billion to repurchase 81 million shares. The Company had $254 million remaining under the $1 billion repurchase program authorized last year by Kroger's Board of Directors. At current prices, Kroger continues to repurchase shares.

         "During the past four quarters, Kroger generated free cash flow of $1.1 billion after capital investments of $1.7 billion, excluding our $192 million purchase of properties previously financed by a synthetic lease. This strong performance enabled the Company to repurchase $613 million in stock, reduce debt by $260 million and maintain our capital investment program," said Mr. Pichler.

         During the second quarter of 2002, Kroger opened, expanded, relocated or acquired 39 food stores. Overall food store square footage increased 4.1% over the prior year. Including acquisitions, capital expenditures for the quarter totaled $420 million.

         For the first two quarters of 2002, Kroger reported earnings of $0.83 per diluted share, excluding one-time expenses, extraordinary items, restructuring charges and related items. Adjusting prior-year results to eliminate goodwill amortization as required by FASB 142, earnings per share before one-time expenses for the first two quarters of 2002 increased 10.7%. Net earnings per diluted share for the first two quarters were $0.78. Total sales in the first two quarters of 2002 increased 3.8% to $27.6 billion. EBITDA totaled $2.0 billion for the first half of 2002, an increase of 4.4% over the first half of 2001.

         Commenting on the industry environment, Mr. Pichler said, "Customers remain price sensitive, competition remains intense, and the industry continues to consolidate. In the light of these economic and industry conditions, we believe that the price reductions Kroger is making through the Strategic Growth Plan are the appropriate actions to build sales, market share, and shareholder value. While we are pleased with the sales results, we recognize that additional work remains to be done in implementing our Plan, especially in the area of shrink reduction."

         As a result of these factors, Kroger has lowered its earnings per share growth estimate for fiscal 2002 to 5-7%, before one-time items and goodwill expense. Kroger had previously forecast earnings per share growth of 10-12%, before one-time items and goodwill expense, for this year.

         Mr. Pichler said that, based on the strong free cash flow Kroger has produced so far in 2002, the Company is raising its full-year estimate of free cash flow, excluding the synthetic lease, to $650-$750 million, an increase of $100 million over its previous forecast.

         Mr. Pichler added that the third quarter will be particularly challenging in terms of identical food-store sales because of continued product cost deflation and the unusually strong sales in the weeks immediately following September 11, 2001. As a result, Kroger believes that identical food-store sales in the third quarter may increase less than the 0.8% growth achieved in the second quarter.

         "We remain committed to achieving our goal of 2-3% growth above product cost inflation by the end of fiscal 2003," he said.

         Headquartered in Cincinnati, Ohio, Kroger is one of the nation's largest retail grocery chains. At the end of the second quarter of fiscal 2002, the Company operated (either directly or through its subsidiaries) 2,447 supermarkets and multi-department stores in 32 states under approximately two dozen banners including Kroger, Ralphs, Fred Meyer, Food 4 Less, King Soopers, Smith's, Fry's and Fry's Marketplace, Dillons, QFC and City Market. Kroger also operates (either directly or through its subsidiaries) 782 convenience stores, 439 fine jewelry stores, 307 supermarket fuel centers and 41 food processing plants. For more information about Kroger, please visit our web site at www.kroger.com

                                      # # #

This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements relate to, among other things: projected growth in sales and annual earnings per share; working capital reduction; a decline in net total debt-to-EBITDA ratio; and our Strategic Growth Plan; and are indicated by the words or phrases such as "comfortable," "committed," "expects," "estimate," and "goal." These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially. Our ability to achieve sales and earnings per share goals will be affected primarily by: pricing and promotional activities of existing and new competitors, including non-traditional food retailers; our response to these actions; the state of the economy, including deflationary trends in certain commodities; and the success of our Strategic Growth Plan announced in December 2001. In addition to the factors identified above, our identical store sales growth could be affected by increases in Kroger private-label sales as well as the impact of "sister stores." Kroger's EPS growth goals could be affected by: recessionary trends in the economy; our ability to achieve the cost reductions that we have identified, including those to reduce shrink and OG&A; increases in health care, pension and credit card fees; and the success of our capital investments. Our efforts to meet our working capital reduction targets could be adversely affected by: increases in product costs; newly opened or consolidated distribution centers; our ability to achieve sales growth from new square footage; competitive activity in the markets in which we operate; changes in our product mix; and changes in laws and regulations. Our ability to reduce our net total debt-to-EBITDA ratio could be adversely affected by: our ability to generate sales growth and free cash flow; interest rate fluctuations and other changes in capital market conditions; the Company's stock repurchase activity; unexpected increases in the cost of capital investments; acquisitions; and other factors. The results of our Strategic Growth Plan and our ability to generate free cash flow to the extent expected could be adversely affected if any of the factors identified above negatively impact our operations, or if any of our underlying strategies, including those to reduce shrink and OG&A, and to increase productivity, are not achieved. In addition, the timing of the execution of the plan could adversely impact our EPS and sales results. The amount and timing of future one-time, merger-related costs could be adversely affected by our ability to convert remaining systems as planned and on budget. The cost associated with implementation of our Strategic Growth Plan, as well as the amount and timing of our expected cost reductions, could be affected by a worsening economy; increased competitive pressures; and any inability on our part to implement the Strategic Growth Plan when expected. Any labor disputes could affect our ability to achieve the goals outlined above. We assume no obligation to update the information contained herein. Please refer to Kroger's reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note: Kroger's quarterly conference call with investors will be broadcast live via the Internet at 10 a.m. (EDT) on September 17, 2002 at www.kroger.com and www.streetevents.com. An on-demand replay of the webcast will be available from 2 p.m. (EDT) on September 17, 2002 through September 30, 2002.

                                      # # #

Media Contact:    Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact: Kathy Kelly, The Kroger Co. (513) 762-4969

                                 THE KROGER CO.
                   CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
                         WITHOUT AND WITH ONE-TIME ITEMS
                     (in millions, except per share amounts)

                                                                SECOND QUARTER 2002                      SECOND QUARTER 2001
                                                        --------------------------------------    ---------------------------------
                                                         WITHOUT         (f)           WITH        WITHOUT       (f)        WITH
                                                        ---------     ---------     ----------    ---------   ---------   ---------
SALES                                                   $11,926.5     $       -     $ 11,926.5    $11,484.9   $       -   $11,484.9

COSTS AND EXPENSES:
  MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING, AND TRANSPORTATION                       8,738.3             -        8,738.3      8,327.7         2.4     8,330.1
  OPERATING, GENERAL AND ADMINISTRATIVE (a)               2,212.2           3.7        2,215.9      2,177.0         7.2     2,184.2
  RENT                                                      150.4             -          150.4        151.4           -       151.4
  DEPRECIATION                                              246.9             -          246.9        220.5           -       220.5
  AMORTIZATION OF GOODWILL                                      -             -              -         26.0           -        26.0
  INTEREST EXPENSE INCL. CAPITAL LEASES                     137.4             -          137.4        151.6           -       151.6
  RESTRUCTURING CHARGES  AND RELATED ITEMS (a)                  -           1.5            1.5            -           -           -
  MERGER RELATED COSTS (a)                                      -          (0.7)          (0.7)           -         1.6         1.6
                                                        ---------     ---------     ----------    ---------   ---------   ---------

     TOTAL                                               11,485.2           4.5       11,489.7     11,054.2        11.2    11,065.4

  INCOME BEFORE TAX EXPENSE
     AND EXTRAORDINARY ITEM                                 441.3          (4.5)         436.8        430.7       (11.2)      419.5

  TAX EXPENSE (b)                                           165.2          (1.4)         163.8        168.0        (4.2)      163.8
                                                        ---------     ---------     ----------    ---------   ---------   ---------

  INCOME BEFORE EXTRAORDINARY ITEM                          276.1          (3.1)         273.0        262.7        (7.0)      255.7

  EXTRAORDINARY ITEM (c)                                     (9.0)            -           (9.0)           -           -           -
                                                        ---------     ---------     ----------    ---------   ---------   ---------

  NET INCOME                                            $   267.1     $    (3.1)    $    264.0    $   262.7   $    (7.0)  $   255.7
                                                        =========     =========     ==========    =========   =========   =========

  INCOME PER BASIC COMMON SHARE:
  FROM OPERATIONS                                       $    0.35                   $     0.35    $    0.33               $    0.32
  EXTRAORDINARY ITEM (c)                                    (0.01)                       (0.01)        0.00                    0.00
                                                        ---------                   ----------    ---------               ---------

     NET INCOME PER COMMON SHARE (d)                    $    0.34                   $     0.34    $    0.33               $    0.32
                                                        =========                   ==========    =========               =========

     SHARES USED IN BASIC CALCULATION                       786.4                        786.4        805.3                   805.3

  INCOME PER DILUTED COMMON SHARE:
  FROM OPERATIONS                                       $    0.35                   $     0.34    $    0.32               $    0.31
  EXTRAORDINARY ITEM (c)                                    (0.01)                       (0.01)        0.00                    0.00
                                                        ---------                   ----------    ---------               ---------

     NET INCOME PER DILUTED COMMON SHARE (d)            $    0.33                   $     0.33    $    0.32               $    0.31
                                                        =========                   ==========    =========               =========

     SHARES USED IN DILUTED CALCULATION                     799.7                        799.7        826.6                   826.6


  EBITDA (e)                                            $   825.6                   $    825.6    $   836.8               $   836.8
  LIFO CHARGE                                                   -                            -          8.0                     8.0
  GROSS PROFIT % (EXCLUDING LIFO CHARGE)                    26.73%                       26.73%       27.56%                  27.54%
  MERCHANDISE COSTS, INCLUDING ADVERTISING,
     WAREHOUSING AND TRANSPORTATION                         73.27%                       73.27%       72.51%                  72.53%
  OPERATING, GENERAL AND ADMINISTRATIVE                     18.55%                       18.58%       18.96%                  19.02%
  EFFECTIVE TAX RATE                                        37.45%                       37.50%       39.00%                  39.05%

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a) For the second quarter 2002, one-time items included $2 million of costs related to a merger, $1 million of expenses related to excess utility contracts and $1.5 million of expenses related to implementation of Kroger's Strategic Growth Plan. For the second quarter 2001, one-time items included $11.2 million of costs related to a merger. These amounts are pre-tax.

(b)  Tax expense is affected by the non-deductibility of certain one-time items.

(c)  The extraordinary item resulted from the early retirement of debt.

(d)  Per share amounts may not sum accurately due to rounding.

(e) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, extraordinary items and one-time items.

(f) Includes one-time items, restructuring charges and related items, and merger related costs.

                                 THE KROGER CO.
                    PRO FORMA QUARTERLY STATEMENTS OF INCOME
                        WITHOUT AND WITH ONE-TIME ITEMS
                    (in millions, except per share amounts)

Note: The following table adjusts net income, income before extraordinary item, net income per basic common share, net income per diluted common share, income from operations per common share and income from operations per diluted common share for the adoption of SFAS No. 142.

                                                             SECOND QUARTER 2002                    SECOND QUARTER 2001
                                                       -----------------------------------   ----------------------------------
                                                         WITHOUT        (a)        WITH       WITHOUT      (a)          WITH
                                                       ----------   ---------   ----------   ---------   ---------   ----------
   REPORTED NET INCOME                                 $    267.1   $   (3.1)   $    264.0   $   262.7   $    (7.0)  $    255.7

   ADDBACK:
        AMORTIZATION OF GOODWILL, NET OF TAX EFFECT             -          -             -        23.0        (0.1)        22.9
                                                       ----------   --------    ----------   ---------   ---------   ----------

   ADJUSTED NET INCOME                                      267.1       (3.1)        264.0       285.7        (7.1)       278.6

   ADDBACK:
        EXTRAORDINARY ITEM (b)                                9.0          -           9.0           -           -            -
                                                       ----------   --------    ----------   ---------   ---------   ----------

   ADJUSTED INCOME BEFORE EXTRAORDINARY ITEM           $    276.1   $   (3.1)   $    273.0   $   285.7   $    (7.1)  $    278.6



   REPORTED INCOME PER BASIC COMMON SHARE              $     0.34               $     0.34   $    0.33               $     0.32
   ADDBACK:
        AMORTIZATION OF GOODWILL, NET OF TAX EFFECT          0.00                     0.00        0.03                     0.03
                                                       ----------               ----------   ---------               ----------

   ADJUSTED NET INCOME PER COMMON SHARE (c)            $     0.34               $     0.34   $    0.35               $     0.35

   ADDBACK:
        EXTRAORDINARY ITEM (b)                               0.01                     0.01        0.00                     0.00

   ADJUSTED INCOME FROM OPERATIONS (c)                 $     0.35               $     0.35   $    0.35               $     0.35
                                                       ==========               ==========   =========               ==========

        SHARES USED IN BASIC CALCULATION                    786.4                    786.4       805.3                    805.3

   REPORTED INCOME PER DILUTED COMMON SHARE            $     0.33               $     0.33   $    0.32               $     0.31
   ADDBACK:
        AMORTIZATION OF GOODWILL, NET OF TAX EFFECT          0.00                     0.00        0.03                     0.03
                                                       ----------               ----------   ---------               ----------

   ADJUSTED NET INCOME PER DILUTED COMMON SHARE (c)    $     0.33               $     0.33   $    0.35               $     0.34

   ADDBACK:
        EXTRAORDINARY ITEM (b)                               0.01                     0.01        0.00                     0.00

   ADJUSTED INCOME FROM OPERATIONS (c)                 $     0.35               $     0.34   $    0.35               $     0.34
                                                       ==========               ==========   =========               ==========

        SHARES USED IN DILUTED CALCULATION                  799.7                    799.7       826.6                    826.6

(a) Includes one-time items, restructuring charges and related items, and merger related costs.

(b)    The extraordinary item resulted from the early retirement of debt.

(c)    Per share amounts may not sum accurately due to rounding.

                                 THE KROGER CO.
                 CONSOLIDATED YEAR TO DATE STATEMENTS OF INCOME
 WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE
                    (in millions, except per share amounts)

                                                                YEAR TO DATE 2002                        YEAR TO DATE 2001
                                                        --------------------------------------    ---------------------------------
                                                         WITHOUT         (g)           WITH        WITHOUT       (g)        WITH
                                                        ---------     ---------     ----------    ---------   ---------   ---------
SALES                                                   $27,593.8     $       -     $ 27,593.8    $26,587.2   $       -   $26,587.2

COSTS AND EXPENSES:
  MERCHANDISE COSTS, INCLUDING ADVERTISING,
    WAREHOUSING, AND TRANSPORTATION                      20,176.8             -       20,176.8     19,358.9         5.2    19,364.1
  OPERATING, GENERAL AND ADMINISTRATIVE (a)               5,104.3          (0.5)       5,103.8      5,007.0        18.4     5,025.4
  RENT                                                      354.1             -          354.1        353.5           -       353.5
  DEPRECIATION                                              570.3             -          570.3        508.6           -       508.6
  AMORTIZATION OF GOODWILL                                      -             -              -         57.4           -        57.4
  INTEREST EXPENSE INCL. CAPITAL LEASES                     326.0             -          326.0        357.2           -       357.2
  RESTRUCTURING CHARGES AND RELATED ITEMS (a)                   -          14.4           14.4            -           -           -
  MERGER RELATED COSTS (a)                                      -           1.8            1.8            -         3.9         3.9
                                                        ---------     ---------     ----------    ---------   ---------   ---------

     TOTAL                                               26,531.5          15.7       26,547.2     25,642.6        27.5    25,670.1

  INCOME BEFORE TAX EXPENSE
     AND EXTRAORDINARY ITEMS                              1,062.3         (15.7)       1,046.6        944.6       (27.5)      917.1

  TAX EXPENSE (b)                                           397.8          (5.3)         392.5        368.4       (10.3)      358.1
                                                        ---------     ---------     ----------    ---------   ---------   ---------

  INCOME BEFORE EXTRAORDINARY ITEMS                         664.5         (10.4)         654.1        576.2       (17.2)      559.0

  EXTRAORDINARY ITEMS (c)                                   (11.7)            -          (11.7)           -           -           -
                                                        ---------     ---------     ----------    ---------   ---------   ---------

  INCOME BEFORE CUMULATIVE EFFECT
     OF ACCOUNTING CHANGE                               $   652.8         (10.4)         642.4        576.2       (17.2)      559.0

  CUMULATIVE EFFECT OF ACCOUNTING                               -         (16.5)         (16.5)           -           -           -
     CHANGE (d)                                         ---------     ---------     ----------    ---------   ---------   ---------

  NET INCOME                                            $   652.8     $   (26.9)    $    625.9    $   576.2   $   (17.2)  $   559.0
                                                        =========     =========     ==========    =========   =========   =========

  INCOME PER BASIC COMMON SHARE:
  FROM OPERATIONS                                       $    0.84                   $     0.83    $    0.71               $    0.69
  EXTRAORDINARY ITEMS (c)                                   (0.01)                       (0.01)        0.00                    0.00
  CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE (d)                                              0.00                        (0.02)        0.00                    0.00
                                                        ---------                   ----------    ---------               ---------

     NET INCOME PER COMMON SHARE (e)                    $    0.83                   $     0.79    $    0.71               $    0.69
                                                        =========                   ==========    =========               =========

     SHARES USED IN BASIC CALCULATION                       790.2                        790.2        808.9                   808.9

  INCOME PER DILUTED COMMON SHARE:
  FROM OPERATIONS                                            0.83                   $     0.81    $    0.69               $    0.67
  EXTRAORDINARY ITEMS (c)                                   (0.01)                       (0.01)        0.00                    0.00
  CUMULATIVE EFFECT OF ACCOUNTING
     CHANGE (d)                                              0.00                        (0.02)        0.00                    0.00
                                                        ---------                   ----------    ---------               ---------
     NET INCOME PER DILUTED COMMON SHARE (e)            $    0.81                   $     0.78    $    0.69               $    0.67
                                                        =========                   ==========    =========               =========

     SHARES USED IN DILUTED CALCULATION                     805.1                        805.1        830.5                   830.5

  EBITDA (f)                                            $ 1,970.6                   $  1,970.6    $ 1,887.8               $ 1,887.8
  LIFO CHARGE                                                12.0                         12.0         20.0                    20.0
  GROSS PROFIT % (EXCLUDING LIFO CHARGE)                    26.92%                       26.92%       27.26%                  27.24%
  MERCHANDISE COSTS, INCLUDING ADVERTISING,
     WAREHOUSING AND TRANSPORTATION                         73.12%                       73.12%       72.81%                  72.83%
  OPERATING, GENERAL AND ADMINISTRATIVE                     18.50%                       18.50%       18.83%                  18.90%
  EFFECTIVE TAX RATE                                        37.45%                       37.50%       39.00%                  39.05%

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

(a) For 2002, one-time items included $7.6 million of costs related to a merger, $6.3 millon of net credit from the mark-to-market of the excess utility contracts and $14.4 million of expenses related to implementation of Kroger's Strategic Growth Plan. For 2001, one-time items included $27.5 million of costs related to a merger. These amounts are pre-tax.

(b) Tax expense is affected by the non-deductibility of certain one-time items.

(c) The extraordinary items resulted from the early retirement of debt and the write-off of related deferred financing costs.

(d) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(e) Per share amounts may not sum accurately due to rounding.

(f) EBITDA, as defined in Kroger's credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO, extraordinary items and one-time items.

(g) Includes one-time items, restructuring charges and related items, merger related costs and the cumulative effect of accounting change.

                                 THE KROGER CO.
                   PRO FORMA YEAR TO DATE STATEMENTS OF INCOME
 WITHOUT AND WITH ONE-TIME ITEMS AND THE CUMULATIVE EFFECT OF ACCOUNTING CHANGE
                    (in millions, except per share amounts)

Note: The following table adjusts net income, income before extraordinary items, net income per basic common share, net income per diluted common share, income from operations per common share and income from operations per diluted common share for the adoption of SFAS No. 142.

                                                                 YEAR TO DATE 2002              YEAR TO DATE 2001
                                                            ---------------------------    ----------------------------
                                                            WITHOUT     (b)      WITH      WITHOUT     (b)       WITH
                                                            -------   -------   -------    -------   -------    -------
        REPORTED NET INCOME                                 $ 652.8   $ (26.9)  $ 625.9    $ 576.2   $ (17.2)   $ 559.0

        ADDBACK:
             AMORTIZATION OF GOODWILL, NET OF TAX EFFECT          -         -         -       50.3      (0.1)      50.2

             CUMULATIVE EFFECT OF ACCOUNTING
                 CHANGE (a)                                       -      16.5      16.5          -         -          -
                                                            -------   -------   -------    -------   -------    -------

        ADJUSTED NET INCOME                                   652.8     (10.4)    642.4      626.5     (17.3)     609.2

        ADDBACK:
             EXTRAORDINARY ITEMS (c)                           11.7         -      11.7          -         -          -
                                                            -------   -------   -------    -------   -------    -------

        ADJUSTED INCOME BEFORE EXTRAORDINARY ITEMS          $ 664.5   $ (10.4)  $ 654.1    $ 626.5   $ (17.3)   $ 609.2


        REPORTED INCOME PER BASIC COMMON SHARE              $  0.83             $  0.79    $  0.71              $  0.69
        ADDBACK:
             AMORTIZATION OF GOODWILL, NET OF TAX EFFECT       0.00                0.00       0.06                 0.06
             CUMULATIVE EFFECT OF ACCOUNTING
                 CHANGE (a)                                    0.00                0.02       0.00                 0.00
                                                            -------             -------    -------              -------

        ADJUSTED NET INCOME (d)                             $  0.83             $  0.81    $  0.77              $  0.75
        ADDBACK:
             EXTRAORDINARY ITEMS (c)                           0.01                0.01       0.00                 0.00

        ADJUSTED INCOME FROM OPERATIONS (d)                 $  0.84             $  0.83    $  0.77              $  0.75
                                                            =======             =======    =======              =======

             SHARES USED IN BASIC CALCULATION                 790.2               790.2      808.9                808.9


        REPORTED INCOME PER DILUTED COMMON SHARE            $  0.81             $  0.78    $  0.69              $  0.67
        ADDBACK:
             AMORTIZATION OF GOODWILL, NET OF TAX EFFECT       0.00                0.00       0.06                 0.06
             CUMULATIVE EFFECT OF ACCOUNTING
                 CHANGE (a)                                    0.00                0.02       0.00                 0.00
                                                            -------             -------    -------              -------

        ADJUSTED NET INCOME (d)                                0.81                0.80       0.75                 0.73
        ADDBACK:
             EXTRAORDINARY ITEMS (c)                           0.01                0.01       0.00                 0.00
                                                            -------             -------    -------              -------

        ADJUSTED INCOME FROM OPERATIONS (d)                 $  0.83             $  0.81    $  0.75              $  0.73
                                                            =======             =======    =======              =======

             SHARES USED IN DILUTED CALCULATION               805.1               805.1      830.5                830.5

(a) Adoption of SFAS No. 142 in the first quarter 2002 resulted in a $16.5 million impairment charge, net of a $9.9 million tax benefit, for the write-down of the jewelry division goodwill.

(b) Includes one-time items, restructuring charges and related items, merger related costs and the cumulative effect of accounting change.

(c) The extraordinary items resulted from the early retirement of debt and the write-off of related deferred financing costs.

(d)  Per share amounts may not sum accurately due to rounding.

                           CONSOLIDATED BALANCE SHEET
                           Subject to Reclassification
                                 (in millions)

                                                                        August 17,         August 18,
                                                                           2002              2001
                                                                      -------------      ------------
ASSETS
Current Assets
      Cash                                                               $    166.6        $    136.7
      Receivables                                                             604.1             648.9
      Inventories                                                           4,076.3           4,039.0
      Prepaid and other current assets                                        299.7             331.6
                                                                      -------------      ------------

           Total current assets                                             5,146.7           5,156.2

Property, plant and equipment, net                                         10,226.0           9,428.7
Goodwill, net                                                               3,565.5           3,625.2
Fair value interest rate hedges (a)                                            65.5                 -
Other assets                                                                  294.1             317.0
                                                                      -------------      ------------
           Total Assets                                                  $ 19,297.8        $ 18,527.1
                                                                      =============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Current portion of long-term debt including
          capital leases                                                 $    436.9        $    350.2
      Accounts payable                                                      3,293.1           3,118.2
      Accrued salaries and wages                                              524.6             535.6
      Other current liabilities                                             1,523.8           1,620.8
                                                                      -------------      ------------

           Total current liabilities                                        5,778.4           5,624.8

Long-term debt including capital leases
      Face value long-term debt including capital leases                    7,847.7           8,212.5
      Adjustment to reflect fair value interest rate hedges (a)                65.5                 -
                                                                      -------------      ------------
      Long-term debt including capital leases                               7,913.2           8,212.5

Other long-term liabilities                                                 1,877.5           1,471.7

Stockholders' equity                                                        3,728.7           3,218.1
                                                                      -------------      ------------
           Total liabilities and stockholders' equity                    $ 19,297.8        $ 18,527.1
                                                                      =============      ============

Total common shares outstanding at end of period                              776.1             802.8
Total diluted shares year to date                                             805.1             830.5

NET TOTAL DEBT (b)                                                          8,217.4           8,477.1

ERONOA (c)                                                                    25.37%            25.97%

Note: Certain prior year amounts have been reclassified to conform to current year presentation.

                 NET OPERATING WORKING CAPITAL CALCULATION (d)

                                                     August 17,          August 18,          August 12,
                                                       2002                2001                2000
                                                   -------------       -------------       ------------
      Cash                                            $   166.6          $    136.7          $    154.9
      Receivables                                         604.1               648.9               583.5
      FIFO Inventory                                    4,428.3             4,374.7             4,132.5
      Operating prepaid and other assets                  244.5               256.2               252.4
      Accounts payable                                 (3,293.1)           (3,118.2)           (2,940.0)
      Operating accrued liabilities                    (1,858.3)           (1,850.4)           (1,932.0)
      Prepaid VEBA                                         (0.2)              (17.9)              (56.6)
                                                   -------------       -------------       ------------

      Net operating working capital                   $   291.9          $    430.0          $    194.7

(a) Balance sheet adjustments to reflect fair value interest rate hedges of fixed rate debt, pursuant to SFAS No. 133.

(b) Net total debt, as defined by The Kroger Co., is calculated as the amount of total debt, including capital leases, net of Kroger's investment in debt securities issued by lenders of certain of Kroger's structured financings, net of the mark-to-market adjustment to record fair value interest rate hedges and net of prefunded employee benefits.

(c) ERONOA, as defined by The Kroger Co., represents the EBITDA return on net operating assets and is calculated as rolling four quarters EBITDA before rent expense, divided by the sum of total assets plus LIFO reserve less goodwill less accounts payable, less prepaid VEBA, less the mark-to-market adjustment to record fair value interest rate hedges, plus 8 times rolling four quarters rent expense, adjusted for the synthetic lease buyout.

(d) Net operating working capital, as defined by The Kroger Co., is calculated as current operating assets less current operating liabilities.

               Table 1. Supplemental Food Store Sales Information

                                                 IDENTICAL FOOD STORE SALES

                                                                SECOND QUARTER         ESTIMATED INFLATION (DEFLATION) (a)
                                                          -------------------------- ---------------------------------------
                                                              2002          2001            2002                 2001
                                                          ------------  ------------ -----------------    ------------------
INCLUDING SUPERMARKET FUEL CENTERS                            0.8%           0.8%          (0.7)%                 0.2%
EXCLUDING SUPERMARKET FUEL CENTERS                            0.2%           0.3%          (0.6)%                 0.2%
TOTAL SUPERMARKET FUEL CENTERS                                307            143            307                   143

                                                 COMPARABLE FOOD STORE SALES

                                                                SECOND QUARTER         ESTIMATED INFLATION (DEFLATION) (a)
                                                          -------------------------- ---------------------------------------
                                                              2002          2001            2002                 2001
                                                          ------------  ------------ -----------------    ------------------
INCLUDING SUPERMARKET FUEL CENTERS                            1.7%           1.6%          (0.7)%                 0.2%
EXCLUDING SUPERMARKET FUEL CENTERS                            0.9%           1.0%          (0.6)%                 0.2%
TOTAL SUPERMARKET FUEL CENTERS                                307            143            307                   143

(a) Kroger's estimate of its product cost inflation.